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Exhibit 21

IMS Health Incorporated
Active Subsidiaries
as of December 31, 2002

Name	State or Other Jurisdiction of Incorporation	% Ownership 100% except as noted
COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION	Delaware	55.30
Cognizant Technology Solutions U.S. Corporation	Delaware
Cognizant Technology Solutions Canada, Inc.	Canada
Cognizant Technology Solutions Asia Pacific Pte. Ltd.	Singapore
Cognizant Technology Solutions UK Limited	United Kingdom
Cognizant Technology Solutions GmbH i. Gr.	Germany
Cognizant Technology Solutions Australia Pty Ltd.	Canada
Cognizant Technology Solutions Ireland, Ltd.	Ireland
Cognizant Technology Solutions India Limited	India
Cognizant Technology Solutions India Limited	Delaware
Cognizant Technology Solutions U.K.	Mauritius
CSS Investment Corporation	Delaware
BATTAERD MANSLEY SA (PTY.) LTD.	South Africa
BATTAERD MANSLEY PTY. LTD.	Australia
COORDINATED MANAGEMENT SYSTEMS, INC.	Delaware
ENTERPRISE ASSOCIATES, LLC	Delaware
IMS AG	Switzerland
IMS Health Licensing Associates, L.P.	Delaware	87.85
Spartan Leasing Corporation	Delaware
PMA S.A.	Argentina
IMS Health Marktforschungs G.m.b.H.	Austria
IMS Health Bangladesh Limited	Bangladesh
IMS Health S.P.R.L.	Belgium
IMS Health Finance Ltd.	Bermuda
Pharma Data Boliviana S.R.L.	Bolivia
IMS Health Do Brasil Ltda.	Brazil
Asesorias IMS Health Chile Limitada	Chile
Intercomunicaciones Y Servicio de Datos Interdata S.A.	Colombia
IMS Medinform A.S.	Czech Republic
IMS Health Republica Dominicana, S.A.	Dominican Republic
Datandina Ecuador S.A.	Ecuador
IMS Health Egypt Limited	Egypt
IMS HEALTH Oy	Finland
IMS HEALTH S.A.S.	France
Logimed S.A.S.	France
Source Informatics S.A.S.	France
Asserta Centroamerica Medicion de Mercados, S.A.	Guatemala
IMS Health Services Ltd.	Hungary
PharmaFELAX Commerical Ltd.	Hungary
UAB IMS Health	Lithuania
IMS Health Malaysia Sdn. Bhd.	Malaysia
Interdata S.A. de C.V.	Mexico
IPP Informacion Promocional y Publicitaria S.A. de C.V.	Mexico	51.00
Informations Medicales & Statistiques S.A.R.L.	Morocco
I.M.S. Health B.V.	Netherlands
IMS Finance (Nederland) B.V.	Netherlands
IMS Health Norway A/S	Norway
IMS Health Pakistan Private Limited	Pakistan

Pharma Data Paraguaya S.R.L.	Paraguay
IMS Health Del Peru S.A.	Peru
IMS Poland Limited Sp.z.o.o.	Poland
IMS Information Medical Statistics, spol.s.r.o.	Slovak Republic
IMS Health, S.A.	Spain
Mercados Y Analisis, S.A.	Spain
IMS PH, S.L.	Spain
IMS Health Lanka (Private) Limited	Sri Lanka
IHA.IMS Health GmbH	Switzerland	50.00
Interstatistik AG	Switzerland
IMS Ges.m.b.H.	Austria
Datec Industria e Comercio, Distribuidora Grafica e Mala Direta Ltda.	Brazil
IMS Ges. m.b.H.	Austria
IMS Health Tunisia S.A.R.L.	Tunisia
IMS Tibbi Istatistik Ticaret ve Musavirlik Ltd Sirketi	Turkey
Pharma Data Uruguaya S.A.	Uruguay
PMV De Venezuela, C.A.	Venezuela
IMS CHINAMETRIK INCORPORATED	Delaware
IMS Market Research Consulting (Shanghai) Co., Ltd.	China
IMS CHINAMETRIK LIMITED	Hong Kong
IMS Meridian Limited	Hong Kong
IMS Meridian Research Limited	British Virgin Islands
Meridian Research Vietnam Ltd	Vietnam
IMS HEALTH ASIA (1989) PTE. LTD.	Singapore
IMS HEALTH AUSTRALIA PTY. LTD.	Australia
IMS HEALTH, CANADA LIMITED	Canada
IMS HEALTH DEUTSCHLAND GMBH	Germany
IMS Health Beteiligungs-gesellschaft mbH	Germany
IMS Health GmbH & Co. OHG	Germany
GPI Kommunikationsforschung Gesellschaft fur
Pharma-Informations Systeme mbH	Germany
GPI Krankenhaus-forschung Gesellschaft Für
Pharma-Informationssysteme mbH	Germany
IMS Hellas Ltd.	Greece
IMS HEALTH FINANCE, INC.	Delaware
IMS HEALTH GROUP LIMITED	United Kingdom
IMS Health HQ Limited	United Kingdom
IMS Holdings (U.K.) Limited	United Kingdom
IMS Health Limited	United Kingdom
IMSWorld Publications Ltd.	United Kingdom
Medical Direct Mail Organisation Ltd.	United Kingdom
Pharma Strategy Group Limited	United Kingdom
PMS International Limited	United Kingdom
Cambridge Pharma Consultancy, Ltd.	United Kingdom
Cambridge Pharma Consultancy, Inc.	Delaware
PPR Communications Ltd.	United Kingdom
IMS (UK) Pension Plan Trustee Company Limited	United Kingdom
IMS Health Surveys LimitedPMSI UK Limited	United Kingdom
IMS Health Networks Limited	United Kingdom
IMS Hospital Group Limited	United Kingdom
PMSI Medical Research Factors Limited	United Kingdom
IMS HEALTH INDIA HOLDING CORPORATION	Delaware
RX India Corporation	Delaware
IMS Health India Private Limited	India

IMS HEALTH KOREA LTD.	Korea
IMS HEALTH, LDA.	Portugal
IMS HEALTH LIMITED	Ireland
Medical Data Systems Limited	Ireland
IMS HEALTH (N.Z.) LIMITED	New Zealand
IMS HEALTH PHILIPPINES, INC.	Philippines
IMS HEALTH PUERTO RICO INC.	Puerto Rico
IMS HEALTH S.P.A.	Italy
IMS HEALTH SWEDEN AB	Sweden
Medical Radar Holdings AB	Sweden
Medical Radar International AB	Sweden
IMS HEALTH TAIWAN LTD.	Taiwan
IMS HEALTH TRADING CORPORATION	Delaware
IMS Health Holdings (Pty.) Ltd.	South Africa
Decision Surveys International (Pty.) Ltd.	South Africa
IMS Health (Pty.) Ltd.	South Africa
IMS HEALTH TRANSPORTATION SERVICES CORPORATION	Delaware
IMS INFORMATION MEDICAL STATISTICS (ISRAEL) LTD.	Israel
IMS JAPAN K.K.	Japan
PMSI Japan K.K.	Japan
IMS SOFTWARE SERVICES, LTD.	Delaware
Infoplex GmbH GmbH	Germany
INTERCONTINENTAL MEDICAL STATISTICS INTERNATIONAL, LTD. (DE)	Delaware
MARKET INITIATIVES, INC.	Delaware
MARKET RESEARCH MANAGEMENT, INC.	Delaware
949122 ONTARIO INC. (MEDCOM)	Canada
ROSENBLATT-KLAUBER GROUP, INC.	Vermont
ROSENBLATT-KLAUBER GROUP CANADA INC.	Canada
SOURCE INFORMATICS EUROPE B.V.	Netherlands
SOURCE INFORMATICS LIMITED	United Kingdom

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  Exhibit 21
IMS Health Incorporated Active Subsidiaries as of December 31, 2002